UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) July 1 , 2005

                            BROADENGATE SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)

          Nevada                         000-18452              87-0394313
(State or other jurisdiction       (Commission File No.)       (IRS Employer
     of incorporation)                                       Identification No.)

               Unit A703, Skyworth Building, Gaoxin Avenue, 1.S.,
                     Nanshan District, Shenzhen, PRC 518057
               (Address of principal executive offices) (Zip Code)

                               (86) 755-2674-3638
              (Registrant's telephone number, including area code)

ITEM 4.01  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

(a) On Jul 1, 2005, BroadenGate Systems, Inc. (the "Company") dismissed Blackman Kallick Bartelstein LLP ("BKB") as its independent accountants. The Company's Audit Committee approved the decision to change accountants.

         BKB's reports on the Company's consolidated financial statements for the fiscal years ended Dec 31, 2001 and 2000 didn't contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles, except that the reports for both years were qualified as to uncertainty regarding the Company's ability to continue as a going concern.


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         During the fiscal  years  ended Dec 31,  2001 and 2000 and  through the date of the Company's termination of BKB, there were no disagreements between the Company and BKB on any matter of accounting principles or
         practices,   financial  statement   disclosure  or  auditing  scope  or
         procedure, which disagreements, if not resolved to BKB's satisfaction would have caused it to make reference to the subject matter of the disagreements in connection with its reports; and there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

         The Company provided a copy of this Form 8-K to BKB and requested BKB furnish a letter addressed to the Securities and Exchange Commission, stating whether it agrees with the statements made by Company in this Form 8-K, and, if not, identifying the statements with which it does not agree. The Company will file a copy of BKB's letter as an exhibit to an amendment to this Form 8-K.

(b) On Jul 11, 2005, the Company engaged Schwartz Levitsky Feldman LLP ("Schwartz"), CPA as its new independent accountant. Prior to the engagement of Schwartz, the Company did not consult with such firm regarding the application of accounting principles to a specific completed or contemplated transaction, or any matter that was either the subject of a disagreement or a reportable event. The Company also did not consult with Schwartz, CPA, LP regarding the type of audit opinion which might be rendered on the Company's financial statements and no oral or written report was provided by Schwartz, CPA, LP.

                                   SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 31, 2005

                                       By: /s/ Dr. Hongbin Lan
                                          --------------------------------------
                                          Dr. Hongbin Lan
                                          President, Chief Executive Officer
                                          and Director


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